United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2015

ASTROTECH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Washington
(State or other Jurisdiction of Incorporation or Organization)

001-34426	91-1273737
(Commission File Number)	(I.R.S. Employer Identification No.)
401 Congress Avenue, Suite 1650
Austin, Texas 78701
(Address of principal executive offices and zip code)

(512) 485-9530
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Securities Holders

As previously disclosed, on July 29, 2009, the Board of Directors of Astrotech Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share, of the Company. As previously disclosed, the description and terms of the rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). Under the terms of the Rights Agreement, the Rights were to expire on August 10, 2010 (the “Expiration Date”) unless the Expiration Date was extended or unless the Rights were earlier redeemed or exchanged by the Company. As previously disclosed, on July 29, 2010, the Company and the Rights Agent entered into Amendment One to the Rights Agreement, which extended the Expiration Date from August 10, 2010 to August 10, 2011. As previously disclosed, on August 10, 2011, the Company and the Rights Agent entered into Amendment Two to the Rights Agreement, which extended the Expiration Date from August 10, 2011 to August 10, 2012. As previously disclosed, on August 10, 2012, the Company and the Rights Agent entered into Amendment Three to the Rights Agreement, which extended the Expiration Date from August 10, 2012 to August 10, 2013. As previously disclosed, on August 6, 2013, the Company and the Rights Agent entered into Amendment Four to the Rights Agreement, which extended the Expiration Date from August 10, 2013 to August 10, 2014. As previously disclosed, on June 9, 2014, the Company and the Rights Agent entered into Amendment Five to the Rights Agreement, which extended the Expiration Date from August 10, 2014 to August 10, 2015, amended and restated the definition of “Acquiring Person” to cure an ambiguity and amended and restated Section 27 to provide that, until the Distribution Date (as defined in the Rights Agreement), the Board of Directors may supplement the Rights Agreement without the approval of any holders of certificates evidencing the Rights.

On August 5, 2015, the Company and the Rights Agent entered into Amendment Six to the Rights Agreement (the “Amendment”), which extends the Expiration Date from August 10, 2015 to August 10, 2016 and decreases the Purchase Price for each one one-thousandth of a share of the Company’s Series D Junior Participating Preferred Stock purchasable pursuant to the exercise of a Right as provided in the Rights Agreement from $6.50 to $3.06.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein as Exhibit 4.1.

Item 5.05	Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
As part of its regular review of the Company’s corporate governance policies, the Company’s Board of Directors adopted and approved certain amendments to the Company’s Code of Ethics and Business Conduct (the “Code”) on August 5, 2015. The amendments include new reporting procedures for alleged violations of the Code, authority for the Company’s Board of Directors and senior officers to take preventative or disciplinary action in the event of a violation of the Code and a procedure for reviewing and approving conflicts of interest, as well as other technical and administrative amendments. The amendments to the Code are intended to better conform the Code to the requirements of Item 406(b)(1), Item 406(b)(4) and Item 406(b)(5) of Regulation S-K and Section 5610 of the Nasdaq Marketplace Rules. The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 99.1 to this Current Report on Form 8-K. The Code, as amended, is available in the Corporate Governance section of the Company’s website at www.astrotechcorp.com.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
4.1	Amendment Six to Rights Agreement, dated as of August 5, 2015, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.
99.1	Code of Ethics and Business Conduct, as amended August 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation
(Registrant)
Date: August 11, 2015
By: /s/ Thomas B. Pickens III
Thomas B. Pickens III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amendment Six to Rights Agreement, dated as of August 5, 2015, between Astrotech Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent.	E